EXHIBIT INDEX

Exhibit 2:     Opinion of counsel
Exhibit 6:     Actuarial Opinion of James M. Jensen, F.S.A., M.A.A.A.
Exhibit 7:     Actuarial Consent of James M. Jensen, F.S.A., M.A.A.A.
Exhibit 8:     Auditor consent of Ernst & Young LLP